UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2026
 NPK International Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NPKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure.
NPK International Inc. (the “Company”) has prepared presentation materials (the “Presentation Materials”) that management intends to use from time to time, on July 30, 2026, and thereafter, in presentations about the Company’s operations and performance. The Company may use the Presentation Materials, possibly with modifications, in presentations to current and potential investors, lenders, creditors, insurers, vendors, customers, employees, and others with an interest in the Company and its business.
The information contained in the Presentation Materials is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make by press release or otherwise from time to time. The Presentation Materials speak as of the date of this Current Report on Form 8-K. While the Company may elect to update the Presentation Materials in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, the Company specifically disclaims any obligation to do so. The Presentation Materials are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The Presentation Materials will also be posted in the Investors section of the Company’s website, http://www.npki.com for up to 90 days.
The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Current Report on Form 8-K (including Exhibit 99.1 referenced in Item 9.01 below) shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.
Use of Non-GAAP Financial Information
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include Adjusted Income (Loss) from Continuing Operations, Adjusted Income (Loss) from Continuing Operations Per Common Share, earnings before interest, taxes, depreciation and amortization (“EBITDA”) from Continuing Operations, Adjusted EBITDA from Continuing Operations, Adjusted EBITDA Margin from Continuing Operations, Free Cash Flow, and Net Debt (Cash).
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. Applicable reconciliations to the nearest GAAP financial measure of each non-GAAP financial measure are included in the attached Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Q2 2026 Presentation Materials
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPK International Inc.
(Registrant)

Date:	July 30, 2026	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)